UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2017

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of Equity Residential (the “Company”) held in June 2017, the Company’s shareholders approved a shareholder’s non-binding proposal recommending that the Company’s Board of Trustees (the “Board”) take steps to provide shareholders with the right to amend the Company’s Bylaws. In response to this proposal, and after conducting further shareholder engagement, on November 20, 2017 the Board amended the Company’s Bylaws to add a provision which permits shareholders to amend the Company’s Bylaws.

The amended Article XIV of the Bylaws now permits shareholders to amend the Company’s Bylaws by the affirmative vote of the holders of a majority of the outstanding common shares of the Company pursuant to a proposal submitted for approval at a duly called annual meeting or special meeting of shareholders by a shareholder, or group of up to 5 shareholders, owning 1% or more of the Company’s outstanding common shares continuously for at least 1 year (the “Ownership Threshold”). A shareholder proposal submitted under the amended Article XIV may not alter or repeal (i) Article XII of the Bylaws, which provides for indemnification of trustees and officers of the Company or (ii) Article XIV of the Bylaws, which addresses procedures for amendment of the Bylaws, without the approval of the Board.

The Board believes the Ownership Threshold broadly enables shareholders who own a meaningful stake in the Company for more than a brief period of time to propose binding amendments to the Company’s Bylaws. In that regard, the Board considered that, based on the most recently available public filings made by shareholders as of September 30, 2017, (i) approximately 57% of the Company’s outstanding common shares are owned by shareholders that each own at least 1% or more of the Company’s outstanding common shares and (ii) approximately 78% of the Company’s outstanding common shares are owned by shareholders that each own at least 0.2% or more of the Company’s outstanding common shares.

The foregoing description of the amended Bylaws is qualified in its entirety by reference to a copy of the First Amendment to Eighth Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	First Amendment to Eighth Amended and Restated Bylaws of Equity Residential, dated November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: November 20, 2017	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel